EXHIBIT 99.1

Xcerra Announces First Quarter Results

First Quarter Notables:

  Semiconductor Test Solutions sales up 13% year-over-year
  Record quarter for Diamondx sales
  Two new customer wins for the MT2168 XT pick and place handler

NORWOOD, Mass., Dec. 01, 2016 (GLOBE NEWSWIRE) -- Xcerra Corporation (NASDAQ:XCRA), today announced financial results for its first fiscal quarter ended October 31, 2016.

Net sales for the quarter were $80,085,000 compared to the prior quarter’s net sales of $91,234,000.  GAAP net income for the quarter was $18,000 or $0.00 per share.  Excluding restructuring charges of $107,000, and amortization of purchased intangible assets of $190,000, non-GAAP net income for the quarter was $315,000, or $0.01 per share.

Dave Tacelli, president and chief executive officer, commented, “While sales were at the low end of guidance, our non-GAAP net income was at the high end. Earnings for the quarter outperformed our model due to a favorable product mix, which generated higher gross margins. As expected, we experienced softness in certain market segments, such as RF power amplifier testing, however, this was offset by strong demand for our Diamondx product, including shipments for testing flat panel display (FPD) driver ICs.

We are encouraged that our outlook for fiscal Q2 is stronger than a year ago and reflects a recovery in the RF PA space, additional FPD driver IC tester shipments, stronger handler sales and improvement in our EMS business segment.”

Second Quarter Fiscal 2016 Outlook

For the fiscal quarter ending January 31, 2017, net sales are expected to be in the range of $77 million to $81 million.  Non-GAAP net loss for the quarter is expected to be in the range of $(0.04) to $0.00 per share, assuming 54 million shares outstanding.  The non-GAAP net loss guidance excludes amortization of purchased intangible assets of approximately $0.2 million.

The Company will conduct a conference call today, December 1, 2016 at 10:00 AM EST to discuss this release.  The conference call may be accessed via telephone by dialing (877) 853-5334. The call will be simulcast via the Xcerra web site http://xcerra.com/investors/events-presentations/.  Audio replays of the call can be heard through December 4, 2016, via telephone, by dialing (855) 859-2056; conference ID number 19762256.  A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://xcerra.com/investors/events-presentations/.

Information About Non-GAAP Measures

Xcerra supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company.  Non-GAAP net income for the quarter ended October 31, 2016 excludes the amortization of purchased intangible assets and restructuring charges.  Management believes these non-GAAP measures are useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes.  A reconciliation between the Company’s GAAP and non-GAAP results is provided in the attached tables.  Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Any statements in this presentation about future expectations, plans and prospects for the Company, financial guidance on revenue, financial operating results (including net income or loss), and earnings or loss per share, continued customer adoption of recent product introductions, product developments, potential customer expansion and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the Company’s use of the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "should," "intends," "estimates," "seeks" or similar expressions, whether negative or affirmative. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the fluctuations in the demand for semiconductor devices, the ability of the Company to win orders from customers for the testing and handling of their new generation semiconductor devices and/or manufacturing processes, the fluctuations in the demand of our customer’s devices in the marketplace, the Company’s ability to timely develop new products, options and software applications and the level of customer demand for such products, options and software applications, the Company’s ability to meet acceptance requirements for newly developed products, the conditions affecting markets in which we compete, and the Company’s ability to meet its debt service obligations under its existing credit arrangement with Silicon Valley Bank, as well as the other important factors as are described in the Company’s filings with the U.S. Securities and Exchange Commission, including those included under the heading “Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2016. The Company disclaims any intention or obligation to update any forward-looking statements after the date of this presentation.

About Xcerra

Xcerra Corporation is comprised of four businesses in the semiconductor and electronics manufacturing test markets: atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence and Multitest. The combination of these businesses creates a company with a broad spectrum of semiconductor and PCB test expertise that drives innovative new products and services, and the ability to deliver to customers fully integrated semiconductor test cell solutions.  The Company addresses the broad, divergent requirements of the mobility, industrial, automotive and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources.  Additional information can be found at www.xcerra.com or at each product group’s website; www.atg-lm.com, www.ectinfo.com, www.ltxc.com and www.multitest.com

Xcerra is a trademark of Xcerra Corporation.
All other trademarks are the property of their respective owners.

Xcerra Corporation
Consolidated Balance Sheets
(in thousands)

ASSETS	October 31, 2016	July 31, 2016

Current assets
Cash and cash equivalents	$75,630	$83,065
Marketable securities	56,295	56,356
Accounts receivable - trade, net	73,361	76,513
Accounts receivable - other, net	1,478	304
Inventories, net	70,239	69,986
Prepaid expenses and other current assets	10,950	8,546
Assets held for sale	2,448	2,448
Total current assets	290,401	297,218

Property and equipment, net	25,848	25,483
Intangible assets, net	9,239	9,429
Goodwill	43,850	43,850
Other assets	2,264	2,103
Total assets	$371,602	$378,083

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$2,819	$2,822
Accounts payable	21,558	25,924
Other accrued expenses	31,101	31,588
Deferred revenues	5,634	6,196
Total current liabilities	61,112	66,530

Term Loan	20,516	21,197
Other long-term liabilities	8,711	8,518
Stockholders' equity	281,263	281,838
Total liabilities and stockholders' equity	$371,602	$378,083

Xcerra Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)

	Three Months Ended
	October 31,
	2016	2015

Net sales	$80,085	$78,401
Cost of sales	45,725	46,269
Gross profit	34,360	32,132

Engineering and product development expenses	15,296	15,063
Selling, general, and administrative expenses	18,461	17,952
Amortization of purchased intangible assets	190	414
Restructuring	107	133
Income (loss) from continuing operations	306	(1,430)

Other income, net	320	1,463

Income from continuing operations before provision for income taxes	626	33
Provision for income taxes	608	911
Income (loss) from continuing operations	18	(878)
Loss from discontinued operations, net of tax	-	(788)
Net income (loss)	$18	$(1,666)

Basic and diluted net income (loss) per share:
Net income (loss) from continuing operations	$0.00	$(0.02)
Net income (loss) from discontinued operations, net of tax	0.00	$(0.01)
Basic and diluted net income (loss) per share	$0.00	$(0.03)

Weighted-average common shares used in computing net income (loss) per share:
Basic	53,865	54,490
Diluted	54,025	54,490

Xcerra Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(unaudited)

					Basic and
	Three Months	Basic	Diluted	Three Months	Diluted
	Ended	Earnings	Earnings	Ended	Earnings
	October 31, 2016	Per Share	Per Share	October 31, 2015	Per Share

GAAP net income (loss)	$18	$0.00	$0.00	$(1,666)	$(0.03)
Loss from discontinued operations	-	-	-	788	0.01
Amortization of purchased intangible assets	190	0.00	0.00	414	0.01
Restructuring	107	0.00	0.00	133	0.00
Non-GAAP net income (loss)	$315	$0.01	$0.01	$(331)	$(0.01)

Weighted average shares outstanding:		53,865	54,025		54,490

Investor Contact:

Richard Yerganian,
Vice President, Investor Relations
Xcerra Corporation
Tel. 781.467.5063
Email rich.yerganian@xcerra.com